                                                                    EXHIBIT 23.3

CONSENT OF COUNSEL

Limbach & Limbach, L.L.P. consents to the reference to it under the caption Experts in the Registration Statement and related Prospectus of Coherent, Inc. for the registration of Coherent's common stock.

                                                       By:  /s/ MICHAEL STALLMAN
                                                            -----------------------------------------
                                                            Michael Stallman
Date: June 22, 2000                                         LIMBACH & LIMBACH, L.L.P.